Exhibit 99.1

For Further Information Contact:
David Renauld
Vice President, Corporate Affairs
(413) 584-1425

FOR IMMEDIATE RELEASE

YDI WIRELESS TO CHANGE CORPORATE NAME TO TERABEAM

New Ticker Symbol to be “TRBM”

        SAN JOSE, CA, October 31, 2005 – Terabeam Wireless, the business name of YDI Wireless, Inc. (NASDAQ:YDIW), a leading developer and supplier of broadband wireless solutions, today announced that it will change its corporate name to “Terabeam, Inc.”

        In connection with that name change, the company will also change its ticker symbol from “YDIW” to “TRBM.” The company’s stock will continue to trade on the Nasdaq Capital Market.

        These changes will be made prior to the open of markets on Monday, November 7, 2005. The company will continue to be known as YDI Wireless, Inc. and its ticker symbol will remain “YDIW” through the close of markets on Friday, November 4, 2005.

        The company’s capital stock and business and operations will not be affected by this name change. Terabeam will continue to be the publicly-traded parent company with two primary operating subsidiaries – Proxim Wireless Corporation and Ricochet Networks, Inc. The company conducts its wireless equipment business through Proxim Wireless Corporation and its wireless service provider business through Ricochet Networks. The equipment business of Proxim Wireless Corporation is the combination of the business acquired from Proxim Corporation and the former YDI Wireless equipment business.

        No vote of the company’s stockholders is necessary in connection with these changes. The company’s stockholders will not be required to exchange their YDI Wireless stock certificates for Terabeam stock certificates. The YDI Wireless stock certificates will continue to represent shares of stock of the company. Stockholders who receive stock certificates after November 7 will receive new Terabeam stock certificates. After November 7, stockholders with YDI Wireless stock certificates may exchange those certificates for Terabeam stock certificates through the company’s transfer agent, Registrar and Transfer Company, if they so desire.

        “The name Terabeam has always signified a company which will revolutionize communications through next-generation technology,” said Robert Fitzgerald, Chief Executive Officer. “This company is fulfilling that vision via the broadest portfolio of wire-free technologies in the industry -- including Wi-Fi, WiMAX, mesh, millimeter wave, and free-space optics -- while also delivering results to maximize shareholder value.”

YDI Wireless to Change Corporate Name to Terabeam
October 31, 2005

About YDI Wireless / Terabeam
YDI Wireless, Inc. has been using Terabeam Wireless as a business name. The company’s subsidiary Proxim Wireless Corporation is a global leader in providing Wi-Fi and other broadband wireless solutions to meet the performance, scalability, and security requirements of enterprises, government, and service providers. The company’s subsidiary Ricochet Networks, Inc. is a leading portable Wireless Internet Service Provider (WISP) with operational markets in Denver and Aurora, Colorado and San Diego, California. Additional information about the company can be found at the company’s website located at http://www.terabeam.com or by contacting the company by telephone at 413-584-1425 or by email at IR@terabeam.com.

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions. Terabeam Wireless’ actual results may differ materially from the results anticipated in these forward-looking statements. The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to the downturn and ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in Terabeam Wireless’ industries and resulting impacts on its pricing, gross margins, and general financial performance; difficulties in predicting Terabeam Wireless’ future financial performance; difficulties or delays in developing and supplying new products with the contemplated or desired features, performance, cost, price, and other characteristics; risks arising from and relating to Terabeam Wireless’ recent acquisition of Proxim Corporation’s operations, assets, and relationships; and the impacts and effects of any other strategic transactions we may evaluate or consummate. Further information on these and other factors that could affect Terabeam Wireless’ actual results is and will be included in filings made by Terabeam Wireless from time to time with the Securities and Exchange Commission and in its other public statements.